Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Media Contact: Robert L. Saxton
Alliance Gaming
(702) 270-7600

ALLIANCE GAMING PROVIDES FIRST QUARTER GUIDANCE AND SETS EARNINGS RELEASE DATE AND CONFERENCE CALL

Also Announces the Completion of the CEO Transition and Appoints Robert Luciano, Chief Technology Officer

LAS VEGAS, Sept. 30, 2004 — Alliance Gaming Corp. (NYSE: AGI) today announced that it expects first quarter operating results to be a loss from continuing operations in the range of $0.09 to $0.14 per share, excluding the previously announced charge against discontinued operations of approximately $0.09 per share for the jury award related to certain devices operated by a former subsidiary, United Coin Machine Co.  Both the Games and Systems divisions of the Company’s Bally Gaming subsidiary contributed to the quarter’s weakness, along with a small impact of certain charges related to the transition of the Company’s CEO and costs associated with a recent staff restructuring.  The Company is currently reviewing its annual guidance.

CEO Transition and Reorganization

The transition to new CEO and President Richard Haddrill is now complete following the announced resignation of Robert Miodunski as an officer and director of Alliance Gaming Corporation. “Mr. Miodunski’s contributions to reviving and reorganizing Alliance Gaming into a gaming technology leader today have been recognized and greatly appreciated,” stated David Robbins, Chairman of the Board.  “His services in managing the daily operations of the Company will be truly missed; however, the Company will benefit from his considerable wisdom and experience in his consulting assignment.”

During the past 90-day transition period certain aspects of the Company’s operations have undergone substantial review, including completion of the organizational integration of the Sierra Design Group with Bally Gaming and Systems. As part of the new organization, the Company announced today the appointment of Robert Luciano to the position of Executive Vice President and Chief Technology Officer. Mr. Luciano’s responsibilities will be to integrate the Company’s many successful System and Game technologies into a single cohesive strategy.

“Mr. Luciano’s commitment to success and innovation in the gaming industry is without equal,” stated Richard Haddrill, CEO. “Bob’s twenty years of vast experience in both traditional and non-traditional gaming environments, along with his extensive technological successes, will serve our Company well.”

G2E Presentation

The Company also announced today that on October 5, 2004, Richard Haddrill, CEO, and Robert Saxton, CFO, will present at the Goldman Sachs & Deutsche Bank Securities Gaming Investment Forum held in conjunction with the gaming industry’s annual gaming show, G2E.  The members of management will be available to discuss these and other issues pertaining to the Company and its operations. A complete copy of the presentation can be viewed on our web site at www.alliancegaming.com beginning the day of the presentation.

First Quarter Release Date and Conference Call

The Company will release its First Quarter Fiscal Year 2005 results, and hold a conference call on Thursday, Oct. 21, 2004, at 10 a.m. Pacific Time (1 p.m. Eastern Time).  On the call, Richard Haddrill, Chief Executive Officer, Robert Saxton, Chief Financial Officer, and Steve Des Champs, Chief Accounting Officer, will discuss the Company’s quarterly results and recent corporate developments, followed by a question and answer session.  The live call may be accessed as follows:

Date:	Thursday, Oct. 21, 2004
Time:	10 a.m. Pacific Time (1 p.m. Eastern Time)
Participant Dial In Number:	(719) 457-2625
Participant Passcode:	966541
Internet Broadcast:	www.alliancegaming.com and go to Investor Relations tab (Please allow 10 minutes to register and download and install any necessary software.)

If you are unable to participate, the call will be available on our website address listed above through 5:00 p.m. Pacific Time on Friday, Oct. 29, 2004.

Alliance Gaming is a diversified gaming company with headquarters in Las Vegas. The company is engaged in the design, manufacture, distribution and operation of advanced gaming devices and systems worldwide, operates a gaming machine route in Louisiana, and operates a casino in Vicksburg, Mississippi. Additional information about the company can be found on the Alliance Gaming web site at www.alliancegaming.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and is subject to the safe harbor created thereby. Such information involves important risks and uncertainties that could significantly affect the results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. Future operating results may be adversely affected as a result of a number of risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.

–   ALLIANCE GAMING CORP.   –